Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated March 31, 2010, on the consolidated financial statements of China Agritech, Inc and Subsidiaries, appearing in the 2009 Form 10-K of China Agritech, Inc and Subsidiaries.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Sherman Oaks, California
April 16, 2010